[Letterhead of PricewaterhouseCoopers LLP]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of AIM Floating Rate Portfolio


We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form N-2, under the Securities Act of 1940, of AIM Floating Rate Portfolio: (the "Portfolio"), of our report dated February 19, 1999, on our audits of the financial statements and supplementary data of the Portfolio, which are incorporated by reference into this Registration Statement. We also consent to the reference to our Firm as "Experts" under the caption "Financial Statements."






PricewaterhouseCoopers LLP


Boston, Massachusetts
April 29, 1999